Exhibit 10.6

NEW MASTER INTERCOMPANY AGREEMENT

FEBRUARY 6, 2009

NEWS CORPORATION

and

NDS FINANCE LIMITED

CONTENTS

Clause		Page

1.	Interpretation	1
2.	Effect of Agreement	2
3.	Provision of Services	3
4.	News Group Facilities	3
5.	NDS Group Facilities	4
6.	Consideration for Services	4
7.	Licensing of Marks	4
8.	Termination	5
9.	Confidentiality and Announcements	5
10.	Information	6
11.	Force Majeure	6
12.	Notices	7
13.	General	8
14.	Governing Law and Jurisdiction	8

Schedule

1.	Schedule 1 — Services provided by the News Group	1
2.	Schedule 2 — Services provided by the NDS Group	1

Signatories		2

THIS AGREEMENT is made on February 6, 2009

BETWEEN:

(1)	NEWS CORPORATION, a company incorporated in the State of Delaware, whose principal office is at 1211 Avenue of the Americas, New York, New York 10036 (News Corporation); and

(2)	NDS FINANCE LIMITED, a company incorporated in England and Wales whose registered office is at 1 Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex UB7 ODQ, England (NDS Finance).

WHEREAS:

(A)	NDS Finance, any holding company of NDS Finance and its subsidiaries are engaged in the business of developing and marketing technologies for securely distributing and monetizing digital content for pay-TV operators and broadband providers.

(B)	Concurrently with the execution of this agreement, NDS Group Limited (NDS), Nuclobel Lux 1 S.ar.l. (Holdco 1), Nuclobel Lux 2 S.ar.l. (Holdco 2 and, together with Holdco 1, the Investors), NDS Holdco Inc. (NDS Holdco) and News Corporation are entering into a series of transactions, pursuant to which, among other things: (i) all publicly held Series A shares in the capital of NDS will be cancelled pursuant to a cancellation scheme of arrangement in accordance with Part 26 of the Companies Act 2006 and the Investors will be issued ordinary shares in the capital of NDS in respect of such cancelled Series A shares; (ii) following a capital reduction of NDS in accordance with the Companies Act 1985, NDS Holdco will retain ordinary shares in the capital of NDS; and (iii) certain members of management of NDS will invest in NDS (the Transactions).

(C)	At the date of this agreement, News Corporation is the indirect beneficial owner of 49% of the ordinary shares in the capital of NDS.

(D)	News Corporation, NDS and NDS Finance wish to provide for the various relationships between them on and after the closing date of the Transactions.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this agreement:

Governmental Authority means any nation or government, any state, municipality or other political subdivision thereof and any entity, agency or commission, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

NDS Group means NDS Finance, any holding companies of NDS Finance and their respective Subsidiaries for the time being;

News Group means News Corporation and its Subsidiaries for the time being, but excluding the NDS Group; and

Subsidiary has the same meaning as in section 1159 of the Companies Act 2006 and Subsidiaries shall be construed accordingly.

1.2	In this agreement:

(a)	references to a person include a body corporate and an unincorporated association of persons; and

(b)	subject to Clause 13.1 below, references to a party to this agreement include references to the successors or assigns (immediate or otherwise) of that party.

1.3	In this agreement any reference, express or implied, to an enactment includes references to:

(a)	that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this agreement);

(b)	any enactment which that enactment re-enacts (with or without modification); and

(c)	any subordinate legislation made (before or after the signature of this agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above, and enactment includes any legislation in any jurisdiction.

1.4	Words importing the singular shall include the plural and vice versa; words denoting persons shall include bodies corporate and unincorporated associations of persons and vice versa.

1.5	Subclauses 1.1 to 1.4 above apply unless the contrary intention appears.

1.6	The headings in this agreement do not affect its interpretation.

2.	EFFECT OF AGREEMENT

2.1	This agreement amends and restates in its entirety that certain Master Intercompany Agreement, dated November 22, 1999, by and between The News Corporation Limited and NDS Group plc. This agreement shall regulate the general basis of dealings between the News Group and the NDS Group as regards those matters to which it relates, but, except as expressly stated in this agreement, shall not supersede or vary:

(a)	any agreement existing on that date which sets out any additional or supplementary terms; or

(b)	any agreement which relates to any other matter or transaction.

3.	PROVISION OF SERVICES

3.1	Subject to the terms and conditions herein, News Corporation, directly or through other members of the News Group, shall provide or procure the provision of the services set forth on Schedule 1 attached hereto to NDS Finance or to the applicable member of the NDS Group, consistent with the current level of services so provided for the term of this Agreement, except that NDS Finance or the applicable member of the NDS Group may provide notice to News Corporation in writing that such members of the NDS Group no longer desires to receive any such service, and such specified service shall terminate immediately upon receipt of such written notice (but, for the avoidance of doubt, the provision of services other than the specified service shall not be affected by the delivery of such written notice).

3.2	Subject to the terms and conditions herein, NDS Finance, directly or through other members of the NDS Group, shall provide or procure the provision of the services set forth on Schedule 2 attached hereto to News Corporation or to the applicable member of the News Group, consistent with the current level of services so provided for the term of this Agreement, except that News Corporation or the applicable member of the News Group may provide notice to NDS Finance in writing that such member of the News Group no longer desires to receive any such service, and such specified service shall terminate immediately upon receipt of such written notice (but, for the avoidance of doubt, the provision of services other than the specified service shall not be affected by the delivery of such written notice).

3.3	THE SERVICES PROVIDED PURSUANT TO THIS AGREEMENT ARE PROVIDED “AS IS”. NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY EXPRESSED OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE CONCERNING ANY TRANSITION SERVICE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL GUARANTIES, WARRANTIES, CONDITIONS AND REPRESENTATIONS WHATSOEVER, EITHER EXPRESS OR IMPLIED, WHETHER ARISING UNDER ANY STATUTE, LAW, COMMERCIAL USAGE OR OTHERWISE, ARE HEREBY EXPRESSLY REJECTED AND DISCLAIMED.

4.	NEWS GROUP FACILITIES

4.1	News Corporation shall continue to permit, or procure the relevant members of the News Group to permit, members of the NDS Group to occupy all or that part of those premises as are currently occupied by members of the NDS Group and which are owned or leased by members of the News Group, consistent with current arrangements; provided, that, upon reasonable prior written notice by News Corporation or a member of the News Group, such members of the NDS Group shall relocate to other premises owned or leased by members of the News Group.

4.2	News Corporation may from time to time permit, or procure the relevant members of the News Group to permit, members of the NDS Group to occupy all or part of certain other premises which may for the time being be owned or leased by members of the News Group.

4.3	The occupation of any premises under Subclause 4.1 or Subclause 4.2 which are for the time being leased by a member of the News Group shall be subject to the terms of the applicable lease.

5.	NDS GROUP FACILITIES

5.1	NDS Finance may from time to time permit, or procure the relevant members of the NDS Group to permit, members of the News Group to occupy all or part of certain other premises which may for the time being be owned or leased by members of the NDS Group; provided, that, upon reasonable prior written notice by NDS Finance or a member of the NDS Group, such members of the News Group shall relocate to other premises owned or leased by members of the NDS Group.

5.2	The occupation of any premises under Subclause 5.1 which are for the time being leased by a member of the NDS Group shall be subject to the terms of the applicable lease.

6.	CONSIDERATION FOR SERVICES

6.1	Unless otherwise set forth on Schedule 1 or Schedule 2 or as otherwise agreed by NDS Finance and News Corporation, the consideration to be paid by News Corporation or any other member of the News Group or by NDS Finance or any other member of the NDS Group, as the case may be, for the services and other arrangements described in Clauses 3 to 5 shall be the actual, direct cost (on a fully allocated basis) incurred by the provider of the applicable service in connection with the provision of such service (in the case of premises, such costs being based on the square footage or other area in question). Each of News Corporation and NDS Finance shall provide the other party with a monthly invoice detailing the services provided hereunder and the reimbursement amounts payable pursuant to the preceding sentence. Payment for the services shall be due and payable on the thirtieth day following receipt of the invoice therefor. Such payment shall be delivered by electronic funds transfer to an account designated in writing by the party receiving payment.

7.	LICENSING OF MARKS

7.1	If so requested by NDS Finance, News Corporation shall grant, and shall procure the relevant other members of News Group to grant, to members of the NDS Group a worldwide royalty-free licence to continue to use such of those trademarks and service marks (if any) of News Corporation or of other members of any of the News Group as are currently used by members of the NDS Group.

7.2	NDS Finance shall, and shall procure that each other member of the NDS Group shall, take all reasonable precautionary measures to prevent the unauthorised use and the dilution of such trademarks and service marks of the News Group which are licensed to it pursuant to Subclause 7.1, using the same degree of care as used by members of the News Group to prevent the unauthorised use and the dilution of those marks.

7.3	The licenses granted pursuant to Subclause 7.1 may be terminated at any time by the relevant member of the News Group.

7.4	News Corporation may also from time to time grant, or procure other members of News Group to grant, to members of the NDS Group licences to use such other marks of the News Group on such terms as may from time to time be agreed between News Corporation and NDS Finance.

8.	TERMINATION

8.1	This agreement may be terminated by the mutual consent of News Corporation and NDS Finance.

8.2	This agreement may be terminated by News Corporation upon 90 days prior written notice at any time when News Corporation and its affiliates own, directly or indirectly, less than 30% of the outstanding ordinary shares of NDS.

8.3	Each party shall have the right, without prejudice to its other rights or remedies, to terminate this agreement immediately by written notice to the other party if the other party:

(a)	is in persistent breach of any of its obligations under this agreement and either that breach is incapable of remedy or the other party shall have failed to remedy that breach within 90 days after receiving written notice requiring it to remedy that breach; or

(b)	is unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986) or becomes insolvent or an order is made or a resolution passed for the liquidation, administration, winding-up or the dissolution of the other party (other than for the purposes of a solvent amalgamation or reconstruction) or an administrative or other receiver, manager, liquidator, administrator, trustee or similar officer is appointed over all or any substantial part of the assets of the other party or the other party enters into or proposes any composition or arrangement with its creditors generally or anything analogous to the foregoing occurs in any applicable jurisdiction.

8.4	Termination of this agreement under this clause 8 shall not prejudice or affect the accrued rights and obligations of the parties in respect of anything occurring prior to the date of termination.

9.	CONFIDENTIALITY AND ANNOUNCEMENTS

9.1

All information given by either party (the First Party) to the other party (the Second Party) or otherwise obtained by the Second Party relating to the business or operations of the First Party or its Subsidiaries or of any person, firm, company or organisation associated with the First Party (except for information which is in or enters the public domain other than by breach of this subclause) will be treated by the Second Party, its employees, agents and sub-contractors as confidential and not used other than for the benefit of the First Party nor disclosed to third parties without the prior written consent of the First Party.

9.2	The foregoing obligations as to confidentiality shall remain in full force and effect notwithstanding any termination of this agreement.

10.	INFORMATION

10.1	To the extent that any member of the News Group shall from time to time require information (including audited or unaudited financial statements) concerning any member of the NDS Group in order to satisfy reporting or disclosure obligations imposed by the SEC, the New York Stock Exchange, the Australian Stock Exchange, the London Stock Exchange or any other stock exchange, or pursuant to any rule, regulation or other requirement of any Governmental Authority, NDS Finance shall furnish or cause to be furnished to News Corporation, or the applicable member of the News Group, such information as may be required as promptly as may be practicable.

10.2	To the extent that any member of the NDS Group shall from time to time require information (including audited or unaudited financial statements) concerning any member of the News Group in order to satisfy reporting or disclosure obligations imposed by the SEC, or any stock exchange, or pursuant to any rule, regulation or other requirement of any Governmental Authority, News Corporation shall furnish or cause to be furnished to NDS Finance, or the applicable member of the NDS Group, such information as may be required as promptly as may be practicable.

11.	FORCE MAJEURE

11.1	Neither of the parties shall be liable to the other for any delay or non-performance of its obligations under this agreement arising from any cause or causes beyond its reasonable control including, without limitation, any of the following: act of God, governmental act, war, fire, flood, explosion, civil commotion or industrial dispute of a third party, armed hostilities, act of terrorism, revolution, blockade, embargo, strike, lock-out, sit-in, industrial or trade dispute, adverse weather, disease, accident to (or breakdown of) plant or machinery, shortage of any material, labour, transport, electricity or other supply, or regulatory intervention.

11.2	Subject to the party so delaying promptly notifying the other party in writing of the cause and the likely duration of the delay, the performance of the delaying party’s obligations, to the extent affected by the delay, shall be suspended during the period that the cause persists provided that if performance is not resumed with 30 days after that notice the non-delaying party may by written notice terminate this agreement.

12.	NOTICES

12.1	Any notice to be served under this agreement shall be in writing and may be delivered or sent by post or facsimile process to the party to be served as follows:

(a)	if to News Corporation, to:

News Corporation

1211 Avenue of the Americas

New York, New York 10036

Attention: Chief Financial Officer

Fax no: (212) 852 7136

with a copy to:

News Corporation

1211 Avenue of the Americas

New York New York 10036

Attention: Group General Counsel

Fax no: (212) 852 7896

(b)	if to NDS Finance, to

c/o NDS Group Limited

1 Heathrow Boulevard

286 Bath Road

West Drayton, Middlesex

England UB7 ODQ

Attention: CEO

Fax no. (0181) 476 8333

with a copy to:

NDS Group Limited

1 Heathrow Boulevard

286 Bath Road

West Drayton, Middlesex

England UB7 ODQ

Attention: General Counsel

Fax no: (0181) 476 8276

or at such other address or facsimile number as it may have notified to the other party in accordance with this Clause. Any notice or other document sent by post shall be sent by prepaid airmail.

12.2	Any notice or document shall be deemed to have been served:

(a)	if delivered by courier, on the date of delivery, or

(b)	if sent by airmail, on the fifth day after it was put into the post; or

(c)	if sent by facsimile process, on the date of despatch, if despatched during normal business hours in the place of destination, and in any other case on the next business day in the place of destination after the date of despatch.

12.3	In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted (by prepaid airmail) or that the facsimile message was properly addressed and despatched, as the case may be.

13.	GENERAL

13.1	None of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of the other party.

13.2	Nothing in this agreement shall be deemed to confer any right on any person who is not a party to it.

13.3	Nothing in this agreement shall be deemed to constitute a partnership between any of the parties nor constitute any party the agent of any other party for any purpose.

13.4	This agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any party may enter into this agreement by executing a counterpart.

13.5	Each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

13.6	A waiver (whether express or implied) by one of the parties of any of the provisions of this agreement or of any breach of or default by the other party in performing any of those provisions shall not constitute a continuing waiver and that waiver shall not prevent the waiving party from subsequently enforcing any of the provisions of this agreement not waived or from acting on any subsequent breach of or default by the other party under any of the provisions of this agreement.

13.7	The invalidity, illegality or unenforceability of any of the provisions of this agreement shall not affect the validity, legality and enforceability of the remaining provisions of this agreement.

14.	GOVERNING LAW AND JURISDICTION

14.1	This agreement is governed by English law.

14.2	News Corporation submits to the jurisdiction of the English courts for all purposes relating to this agreement and irrevocably appoints News International Limited of 1 Virginia Street, London E98 1XY as its agent for the service of process.

14.3	NDS Finance submits to the jurisdiction of the English courts for all purposes relating to this agreement.

AS WITNESS the hands of the parties (or their duly authorised representatives) on the date which appears first on page 1.

SIGNATORIES

SIGNED by Janet Nova – SVP	)
for NEWS CORPORATION	)	/s/ Janet Nova

SIGNED by Pyrros Koussios – SVP	)
for NDS FINANCE LIMITED	)	/s/ Pyrros Koussios

SCHEDULE 1 — SERVICES PROVIDED BY THE NEWS GROUP

1.	Worldwide

(a)	Internal Audit Services

(b)	Global Purchasing Services (to the extent permitted under applicable agreements)

(c)	Human Resources Processes and Development Programs

(d)	Internal Legal Support

(e)	American Express Corporate Program (to the extent permitted by American Express)

2.	United Kingdom

(a)	Pensions (NIPP)

(b)	Pensions (News Corporation Executive Plan)

(c)	Benefits (Health, Cars, Life Assurance, Pension Administration)

(d)	VAT Advice

(e)	Payroll

3.	United States

(a)	Travel Booking

4.	Hong Kong/China

(a)	Payroll

(b)	Retirement Plans

(c)	Benefits Administration

5.	Australia

(a)	Payroll

(b)	Superannuation – for existing employees as of February 6, 2009 only

(c)	Benefits Administration

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6.	Russia*

(a)	Payroll

(b)	Medical

*	All services by the News Group in Russia under this Agreement shall cease upon a sale by the News Group of its business in Russia.

7.	Sweden/Holland

(a)	Nominee and Agency Services

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SCHEDULE 2 — SERVICES PROVIDED BY THE NDS GROUP

1.	NDS France shall provide payroll services and office services for MySpace in France

2.	NDS Israel shall provide payroll services for employees of Fox News in Israel

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